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                                  EXHIBIT 23.1
   CONSENT OF CARPENTER, KUHEN & SPRAYBERRY, INDEPENDENT PUBLIC ACCOUNTANTS.

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the use in Form S-8 of the incorporation by reference of the following items:

1) Our report dated September 24, 1996, relating to the financial statements of View Tech, Inc., for the year ended June 30, 1996, appearing in the Annual Report 10-K.

2) Our report dated March 13, 1997, relating to the financial statements of View Tech, Inc., for the six months ended December 31, 1996, appearing in the Annual Report 10-K.



CARPENTER KUHEN & SPRAYBERRY


/s/ CARPENTER KUHEN & SPRAYBERRY
--------------------------------
Oxnard, California
October 30, 1997